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                                                                      EXHIBIT 10


INDEPENDENT AUDITOR'S CONSENT


Merrill Lynch Balanced Capital Fund, Inc.
(formerly, Merrill Lynch Capital Fund, Inc.):

We consent to the incorporation by reference in this Post-Effective Amendment No.38 to Registration Statement No. 2-49007 of our report dated May 11, 2000, appearing in the annual report to shareholders of Merrill Lynch Capital Fund, Inc. for the year ended March 31, 2000, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Princeton, New Jersey
June 30, 2000